                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.)


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                 SELFIX, INC.
- -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)



- -------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    (5) Total fee paid:

- --------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

- --------------------------------------------------------------------------------

                                  SELFIX, INC.
                             4501 WEST 47TH STREET
                            CHICAGO, ILLINOIS 60632

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 21, 1996

To the Stockholders of Selfix, Inc.:

     The Annual Meeting of Stockholders of Selfix, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 21, 1996 at 10:30 AM local time at the Company's General Offices, 4501 West 47th Street, Chicago, Illinois 60632 for the following purposes, as more fully described in the accompanying Proxy
Statement:

     1. To elect six (6) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record of the Company's Common Stock, par value $0.01 per share, at the close of business on March 21, 1996, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting, also as more fully described in the Proxy Statement.

     All stockholders are cordially invited to attend the meeting. Those who cannot attend are urged to sign, date and otherwise complete the enclosed proxy and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

                                          For the Board of Directors,

                                          JAMES R. TENNANT

                                          James R. Tennant
                                          Chairman of the Board

Chicago, Illinois
April 5, 1996

                                  SELFIX, INC.
                             4501 WEST 47TH STREET
                            CHICAGO, ILLINOIS 60632
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                        APPROXIMATE DATE PROXY MATERIAL
                          FIRST SENT TO STOCKHOLDERS:
                                 APRIL 5, 1996
                            ------------------------

     The following information is provided in connection with the solicitation of proxies for the Annual
Meeting of Stockholders of Selfix, Inc., a Delaware corporation (the "Company"), to be held on Tuesday, May 21, 1996, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement.

                              GENERAL INFORMATION

SOLICITATION OF PROXIES

     A form of proxy is being furnished herewith by the Company to each stockholder and, in each case, such proxy is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. Solicitation will be made by mail, and may also be made by telephone or telegraph by directors, officers and regular employees of the Company, but these persons will not be separately compensated for such solicitation services. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositories and other fiduciaries, for costs incurred in forwarding proxy solicitation material to their principals.

AUTHORITY CONFERRED BY PROXIES

     Each proxy duly executed and returned by stockholders and received by the Company before the Meeting will be voted FOR the election of all of the nominee directors specified herein, unless a contrary choice is specified in the proxy. Where a contrary specification is indicated as provided in the proxy, the shares represented by the proxy will be voted in accordance with the specification made. As to the other matters, if any, to be voted upon at the Meeting, the persons designated as proxies in the accompanying form of proxy will take such action as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors and one is a director and officer of the Company and the other is an officer of the Company.

REVOCABILITY OF PROXIES

     Execution of the enclosed proxy will not affect your right as a stockholder to attend the Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it at any time by: (i) a later dated proxy, duly executed and delivered or presented at the Meeting; (ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting; or (iii) attendance at the Meeting and voting in person.

VOTING SECURITIES AND RECORD DATE

     The Company's voting securities consist of one class of Common Stock, par value $0.01 per share (the "Common Stock"), and one class of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The Company had 3,861,784 outstanding shares of Common Stock and no shares of Preferred Stock outstanding as of the close of business on March 21, 1996 (the "Record Date"). Only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Representation at the Meeting by the holders of one-third of the shares of Common Stock outstanding on the Record Date, either by personal attendance or by proxy, will constitute a quorum.

     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Except for the election of directors which is decided by a plurality of votes, abstentions are counted as negative votes in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted as negative votes for purposes of determining whether a proposal has been approved.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth information as of March 21, 1996, with respect to the beneficial ownership of the Company's outstanding Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock, each director, each executive officer named in the Summary Compensation table and all the directors and executive officers as a group.

                                                                            NUMBER OF
                                                                              SHARES        PERCENT
                           NAME AND ADDRESS OF                             BENEFICIALLY       OF
                            BENEFICIAL OWNER                                  OWNED          CLASS
- -------------------------------------------------------------------------  ------------     -------
Estate of Meyer J. Ragir(1)..............................................       716,155       18.5%
  200 North LaSalle Street
  Suite 2100
  Chicago, Illinois 60606
Estate of Norma L. Ragir(1)..............................................       772,846       20.0
  200 North LaSalle Street
  Suite 2100
  Chicago, Illinois 60606
Jeffrey C. Rubenstein(2)(3)..............................................        20,550          *
Lowell L. Ruffer(4)......................................................             0          *
William P. Mahoney(5)....................................................         7,000          *
James R. Tennant(6)......................................................        10,456          *
Charles R. Campbell......................................................         1,000          *
Daniel B. Shure..........................................................         1,400          *
Marshall Ragir(7)........................................................        67,093          *
James E. Winslow.........................................................         5,530          *
Peter L. Graves(8).......................................................         2,157          *
Michael J. Ricard(9).....................................................         1,770          *
Theodore W. Lucore.......................................................         2,960          *
All Directors and Executive Officers as a Group (14 persons)(10).........     1,608,500       41.7

- -------------------------
  *  Less than 1%.

 (1) Mr. Jeffrey C. Rubenstein, a director of the Company, is the executor of the estates of Meyer J. Ragir and Norma L. Ragir.

 (2) Jeffrey C. Rubenstein is the executor of the estate of Meyer J. Ragir and the estate of Norma L. Ragir and in such capacity exercises voting and investment power with respect to the shares of Common Stock beneficially owned by these estates. Mr. Rubenstein is co-trustee of the MJR/NLR Gift Trust -- Judith Ragir Separate Trust (157,623 shares), the MJR/NLR Gift Trust -- Robert Ragir Separate Trust (157,624 shares) and the MJR/NLR Gift Trust -- Marshall Ragir Separate Trust (157,623 shares) and, in such capacities, exercises shared voting and investment power with respect to the shares of Common Stock beneficially owned by such trusts. Mr. Rubenstein is also co-trustee of the Meyer J. Ragir Family Irrevocable Trust -- Judith Ragir

Separate Trust (66,993 shares), the Meyer J. Ragir Family Irrevocable Trust -- Robert Ragir Separate Trust (66,994 shares) and the Meyer J. Ragir Family Irrevocable Trust -- Marshall Ragir Separate Trust (66,993 shares) and, in such capacities, exercises shared voting and investment power with respect to the shares of Common Stock beneficially owned by such trusts. Mr. Rubenstein in his various capacities exercises either sole or shared voting and investment power to 2,162,851 shares of Common Stock or 56% of the outstanding shares of stock as of March 21, 1996. Mr. Rubenstein disclaims beneficial ownership of these shares of Common Stock.

 (3) Includes 5,050 shares beneficially owned by Mr. Rubenstein's adult children, as to which 5,050 shares Mr. Rubenstein disclaims beneficial ownership.

 (4) Mr. Ruffer is a co-trustee of the MJR/NLR Gift Trust -- Judith Ragir Separate Trust (157,623 shares), the MJR/NLR Gift Trust -- Robert Ragir Separate Trust (157,624 shares) and the MJR/NLR Gift Trust -- Marshall Ragir Separate Trust (157,623 shares) and, in such capacities, exercises shared voting and investment power with respect to the shares of Common Stock owned by such trusts. Mr. Ruffer in his various capacities, exercises shared voting and investment power with respect to 472,870 shares of Common Stock or 12% of the outstanding shares of stock as of March 21, 1996. Mr. Ruffer disclaims beneficial ownership of these shares of Common Stock

 (5) Includes 5,000 shares of Common Stock subject to stock options exercisable within 60 days of March 21, 1996.

 (6) Includes 5,000 shares of Common Stock subject to stock options exercisable within 60 days of March 21, 1996.

 (7) Includes 66,963 shares of Common Stock beneficially owned by the Meyer J. Ragir Family Irrevocable Trust -- Marshall Ragir Separate Trust with respect to which Mr. Ragir, in his capacity as a co-trustee, exercises shared voting and investment power. Does not include 157,623 shares of Common Stock beneficially owned by the MJR/NLR Gift Trust -- Marshall Ragir Separate Trust with respect to which Mr. Ragir does not exercise sole or shared voting or investment power.

 (8) Includes 1,546 shares of Common Stock subject to stock options exercisable within 60 days of March 21, 1996.

 (9) Includes 1,117 shares of Common Stock subject to stock options exercisable within 60 days of March 21, 1996.

(10) Includes 15,915 shares of Common Stock subject to stock options exercisable within 60 days of March 21, 1996.

ELECTION OF DIRECTORS

     The By-Laws of the Company currently provide that the Board of Directors shall consist of at least five directors to be elected at the annual meeting of stockholders to hold office until the next annual meeting or until their successors are elected and qualified. The proxies solicited by and on behalf of the Board of Directors will be voted FOR the election of the six nominees listed below, unless authority to do so is withheld as provided in the proxy. All nominees are currently members of the Company's Board of Directors. The proxies cannot be voted for a greater number of persons than the number of nominees named. If for any reason one or more of the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), the persons named as proxies will vote for another candidate or candidates nominated by the Board of Directors, and discretionary authority to cast such votes is included in the proxy. The nominees receiving the highest number of votes of shares of Common Stock, up to the number of directors to be elected, shall be elected.

NOMINEES

     The Board of Directors has nominated for election the following individuals, all of whom are currently directors:

     Charles R. Campbell, age 56, has been a Director of the Company since September 1994. Mr. Campbell has been President of C. R. Campbell & Associates, a management consulting firm, since January 1995. From 1985 to 1995 Mr. Campbell was Senior Vice President, Chief Financial and Administrative Officer of Federal Signal Corporation, a diversified manufacturer of capital goods. From 1982 to 1985, he was Vice President and Chief Financial Officer of the Masonite Corporation, a manufacturer of building products. Mr. Campbell is a member of the Compensation Committee and Audit Committee.

     William P. Mahoney, age 60, has been a Director of the Company since December 1992. Mr. Mahoney, since 1988, has been a management consultant with The Everest Group. In 1988, he was Executive Vice President of the American Appraisal Association, Valuation Consultant. From 1983 to 1988 he was Group President of the Consumer Goods Division of Beatrice Companies. From 1974 to 1983 he was Division President of the Consumer Goods Division of Sara Lee Corporation. Mr. Mahoney is a member of the Audit Committee. Mr. Mahoney is a director of Piemonte Foods, Inc.

     Marshall Ragir, age 51, has been a Director of the Company since July, 1995. Since 1991, Mr. Ragir has been President and Chief Executive Officer of Know Business Inc., a venture capital and investment company. From 1982 until 1991 Mr. Ragir was a screen writer and film producer for various Hollywood film companies as well as independent film producers. Mr. Ragir is a member of the Compensation Committee. Mr. Ragir is a director of several charitable foundations and non-profit agencies.

     Jeffrey C. Rubenstein, age 53, has been a Director of the Company since September 1986. Mr. Rubenstein is a member of the Company's Audit Committee. Since 1991, Mr. Rubenstein has been a partner in the law firm of Much Shelist Freed Denenberg Ament Bell & Rubenstein, P.C., an Illinois professional corporation which is counsel to the Company. From January 1989 until June 1991, Mr. Rubenstein was of counsel to the law firm of Sachnoff & Weaver, Ltd., an Illinois professional corporation and of which he was a principal until July 1988. From March 1988 until January 1989, Mr. Rubenstein was President of Medical Management of America, Inc. ("MMA"), a management services company for health care providers. Mr. Rubenstein is a Director of Miller Building Systems, Inc. and a number of privately held firms.

     Daniel B. Shure, age 38, has been a director of the Company since December 1994. Since 1988, Mr. Shure has been President and Chief Executive Officer of Strombecker Corporation, an international toy manufacturer and distributor. From 1987 to 1988, he was Vice President of Giftco, Inc., a wholesaler and distributor of non-durable products. From 1986 to 1987, Mr. Shure was Executive Vice President of North American Bear Company, a toy manufacturer. Mr. Shure is a member of the Compensation Committee. He is also a director of a number of privately held firms.

     James R. Tennant, age 42, has been Chairman of the Board and Chief Executive Officer since April 1994 and has been a Director of the Company since December 1992. Mr. Tennant was a member of the Company's Compensation Committee until April 1994. Mr. Tennant was President of Foote, Cone & Belding/Direct, an international advertising firm, from 1982 to 1994. From 1979 to 1982 Mr. Tennant was employed by Young & Rubicam, an advertising agency, his final position being Senior Vice President.

COMMITTEES AND ATTENDANCE

     The Board of Directors met six times during the fifty-two weeks ended December 30, 1995. All of the directors attended at least 75% of the meetings held. The Audit Committee, comprised of directors Charles R. Campbell, Jeffrey
C. Rubenstein and William P. Mahoney, met twice during this period. The Audit Committee oversees the activities of the Company's independent auditors. The Compensation Committee, comprised of directors Charles R. Campbell, Marshall Ragir and Daniel B. Shure, met twice during this period. This Committee reviews and makes recommendations to the Board of Directors with regard to the salaries, incentive compensation and related benefits of corporate officers and other employees. The Company does not have a nominating committee.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company are not separately compensated for serving on the Board of Directors. Non-employee directors are paid an annual retainer of $2,500. In addition, they receive a fee of $1,750 for each board meeting attended. Non-employee directors who are members of board committees also receive $500 for each committee meeting attended. During 1995, four non-employee directors (with the exception of Mr. Mahoney who was previously granted options to purchase 5,000 shares of Common Stock) were each granted options to purchase 5,000 shares of Common Stock at an exercise price of $5.375 per share, the fair market value as defined in the 1994 Stock Option Plan, on the date of grant.

     THE COMPANY'S BOARD UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors, and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company or written representations that no other reports were required. The Company believes that during the 1995 fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were complied with except that one report, covering an aggregate of three transactions, was inadvertantly filed late by Daniel B. Shure, a Director of the Company.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation awarded to the chief executive officer and each of the other four most highly compensated executive officers of the Company (the "named executive officers"). Mr. Tennant became Chairman and Chief Executive Officer of the Company in April, 1994, Mr. Winslow and Mr. Lucore became executive officers of the Company in November 1994 and January 1995, respectively. The compensation paid to Mr. Graves, Mr. Ricard, and Mr. Winslow was not required to be disclosed in this table for 1994 or 1993.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                               AWARD
                                                                            ------------
                                                   ANNUAL COMPENSATION       SECURITIES        ALL OTHER
                                                 -----------------------     UNDERLYING       COMPENSATION
     NAME AND PRINCIPAL POSITION         YEAR    SALARY ($)    BONUS ($)     OPTIONS #           ($)(1)
- --------------------------------------   ----    ----------    ---------    ------------    ----------------
James R. Tennant......................   1995     $ 250,000    $ 100,000       350,000(2)        $4,243
Chairman of the Board and Chief          1994       175,769          -0-       350,000              -0-
Executive Officer
James E. Winslow......................   1995       170,000      118,000(3)     60,000(2)         4,141
Senior Vice President, Chief Officer
Financial and Secretary
Peter L. Graves.......................   1995       102,865       34,254        10,000(4)         7,141
Vice President, Marketing
Michael J. Ricard.....................   1995       100,732       32,786        20,000            6,570
Vice President Sales, Shutters, Inc.
Theodore W. Lucore(5).................   1995       101,539       44,000        20,100(4)         2,729
Senior Vice President, Operations

- -------------------------
(1) Reflects amounts contributed by the Company to the Company's 401(k) and Profit Sharing Plan.

(2) Reflects replacement options granted in fiscal 1995 to these executive officers. See "Ten-Year Option Repricings" table. No other options were granted to these executive officers in fiscal 1995.

(3) Includes a $50,000 contingent payout pursuant to Mr. Winslow's continued employment by the Company.

(4) Reflects replacement options granted in fiscal 1995 (with the exception of 100 options granted to Mr. Lucore) to these named executive officers to replace cancelled options that were also granted in fiscal 1995. See "Ten-Year Option Repricing" table.

(5) Mr. Lucore retired March 29, 1996.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information on option exercises in fiscal 1995 by the named executive officers and the value of such officers' unexercised options at December 30, 1995.

                                                             NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED IN THE
                              SHARES                        OPTIONS AT DECEMBER 30,        MONEY OPTIONS AT DECEMBER
                            ACQUIRED ON                            1995(#)(1)                     30, 1995(2)
                             EXERCISE        VALUE        ----------------------------    ----------------------------
           NAME                 (#)       REALIZED ($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- --------------------------  -----------   ------------    -----------    -------------    -----------    -------------
James R. Tennant..........      -0-            -0-           5,000          350,000         $   -0-          $ -0-
James E. Winslow..........      -0-            -0-             -0-           60,100             -0-            138
Peter L. Graves...........      -0-            -0-           1,546           10,183           1,880             73
Michael J. Ricard.........      -0-            -0-           1,117           20,100             -0-            138
Theodore W. Lucore........      -0-            -0-             -0-           20,100             -0-            150

- -------------------------
(1) Future exercisability is subject to vesting and the optionee remaining employed by the Company.

(2) Value is calculated by subtracting the exercise price from the assumed fair market value of the securities underlying the option at fiscal year-end and multiplying the result by the number of in-the-money options held. There is no guarantee that if and when these options are exercised they will have this value. Fair market value was calculated based on the closing market price of shares of the Common Stock as reported on the NASDAQ National Market System on that date ($5.625).

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1995 to the named executive officers.

                                                                                                  POTENTIAL
                                                                                                 REALIZABLE
                                                   INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                               ----------------------------------------------------------      ANNUAL RATES OF
                                NUMBER OF       PERCENTAGE OF                                       STOCK
                                SECURITIES      TOTAL OPTIONS                                PRICE APPRECIATION
                                UNDERLYING       GRANTED TO       EXERCISE                   FOR OPTION TERM(2)
                                 OPTIONS        EMPLOYEES IN        PRICE      EXPIRATION    -------------------
                               GRANTED #(1)    FISCAL YEARS(3)    ($/SHARE)       DATE       5% ($)     10% ($)
                               ------------    ---------------    ---------    ----------    -------    --------
James R. Tennant............      100,000           16.2%           $6.00        12-31-99    $83,722    $223,556
                                  175,000           28.4%            7.00        12-31-99          0     216,223
                                   75,000           12.2%            8.00        12-31-99          0      17,667
James E. Winslow............       20,000            3.2%            6.00        05-09-05     54,524     145,269
                                   20,000            3.2%            7.00        05-09-05     34,524     125,269
                                   20,000            3.2%            8.00        05-09-05     14,524     105,269
Peter L. Graves.............        3,334            0.5%            6.00        05-09-05      9,603      25,779
                                    3,333            0.5%            7.00        05-09-05      6,270      22,446
                                    3,333            0.5%            8.00        05-09-05      2,937      19,113
Michael J. Ricard...........        6,667            1.1%            6.00        09-27-05     20,327      54,967
                                    6,667            1.1%            7.00        09-27-05     13,660      48,300
                                    6,666            1.1%            8.00        09-27-05      6,994      41,634
Theodore W. Lucore..........        6,667            1.1%            6.00        05-09-05     19,204      51,551
                                    6,667            1.1%            7.00        05-09-05     12,537      44,884
                                    6,666            1.1%            8.00        05-09-05      5,871      38,218
                                      100              0%            4.13        02-07-05        465         928

- -------------------------
(1) The options listed in this column, except for the options granted to Mr. Ricard and 100 options granted to Mr. Lucore, were granted as replacement options in May, 1995 as shown in the "Ten-Year Option Repricings" table.

(2) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are based on the requirements of the Commission and do not reflect the Company's estimate of future stock price performance.

(3) The Company granted options representing 616,700 shares in 1995 (includes 460,000 options which were granted as replacement options).

TEN-YEAR OPTION REPRICINGS

     During 1995, the Company's Board of Directors cancelled options to purchase 460,000 shares of Common Stock held by various members of senior management at exercise prices ranging from $7.50 to $12.00 per share and issued replacement options to purchase the same number of shares of Common Stock at prices ranging from $6.00 to $8.00 per share which exceeded the fair market value, as defined in the 1994 Stock Option Plan, on the date of grant. The options were cancelled and repriced to provide a more realistic and attainable incentive based on the market price of the Common Stock ($4.25) on the date of grant.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                      LENGTH OF
                                    NUMBER OF                                                          ORIGINAL
                                    SECURITIES                                                       OPTION TERM
                                    UNDERLYING      MARKET PRICE OF    EXERCISE PRICE      NEW       REMAINING AT
                                     OPTIONS         STOCK AT TIME       AT TIME OF      EXERCISE      DATE OF
                                   REPRICED OR      OF REPRICING OR     REPRICING OR      PRICE      REPRICING OR
                          DATE    AMENDED (#)(1)     AMENDMENT ($)     AMENDMENT ($)       ($)        AMENDMENT
                          ----    --------------    ---------------    --------------    --------    ------------
James R. Tennant.......   5/95        100,000             4.25               7.50          6.00         49 mos.
                          5/95        175,000             4.25              10.00          7.00         49 mos.
                          5/95         75,000             4.25              12.00          8.00         49 mos.
James E. Winslow.......   5/95         20,000             4.25               7.50          6.00        114 mos.
                          5/95         20,000             4.25              10.00          7.00        114 mos.
                          5/95         20,000             4.25              12.00          8.00        114 mos.
Peter L. Graves........   5/95          3,334             4.25               7.50          6.00        117 mos.
                          5/95          3,333             4.25              10.00          7.00        117 mos.
                          5/95          3,333             4.25              12.00          8.00        117 mos.
Theodore W. Lucore.....   5/95          6,667             4.25               7.50          6.00        117 mos.
                          5/95          6,667             4.25              10.00          7.00        117 mos.
                          5/95          6,666             4.25              12.00          8.00        117 mos.

- -------------------------
(1) Does not include options to purchase 20,000 shares of Common Stock that were cancelled and replaced in May 1995 and subsequently cancelled.

EMPLOYMENT AGREEMENTS

     James R. Tennant is employed as Chairman of the Board and Chief Executive Officer pursuant to an employment agreement which commenced May 1, 1994 and expires December 31, 1996. The employment agreement provides for an annual base salary of $250,000. Mr. Tennant is also entitled to receive a discretionary bonus, based on the Company's financial performance. Mr. Tennant's agreement also includes provisions for severance. In addition, Mr. Tennant is entitled to receive a $1,000,000 payment from the Company if a change in control of the Company ownership, as defined in the employment agreement, occurs prior to January 1, 1998 at a common stock price greater than or equal to $7.50 per share. Mr. Tennant was also granted 350,000 replacement options at prices ranging from $6.00 to $8.00 which expire December 31, 1999. The expiration date of these options can be extended for a period of five years if the trading price of the Company's Common Stock exceeds $10.00 per share for the entire month of December, 1999.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee ("Committee") determines and administers the compensation of the Company's executive officers.

Compensation Philosophy

     At the direction of the Board of Directors and pursuant to the charter of the Committee, the Committee endeavors to ensure that the compensation programs for executive officers of the Company are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion in the long-term interests of the Company. The Committee actions related to the compensation of the chief executive officer of the Company are submitted to the full board for ratification.

     The Committee believes that the Company's overall financial performance should be an important factor in the total compensation of the Company's executive officers. At the executive officers level, the Committee has a policy that a significant portion of the total compensation should consist of variable, performance-based components, such as stock awards and bonuses, which can increase or decrease to reflect changes in corporate and individual performances. These incentive compensation programs are intended to reinforce management's commitment to enhancement of profitability and shareholder value.

     The Committee takes into account various qualitative and quantitative indicators of the Company and individual performance in determining the level and composition of compensation for the chief executive officer and other executive officers. While the Committee considers such Company performance measures as net income, earnings per share, return on average stockholders' equity and return on average total assets, the Committee does not apply any specific quantitative formula in making compensation decisions. The Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major corporate projects, demonstrated leadership ability and contributions to industry and community development.

     Where possible, the Committee will attempt to evaluate the total compensation of the Company's chief executive officer and other executive officers in light of information regarding the compensation practices and corporate financial performance of a peer group consisting of competitive companies of similar asset size. From time to time, the Committee also receives assessments and advice regarding the Company's compensation practices from independent compensation consultants.

Base Salary/Annual Bonus/Stock Option

     Base salaries for the chief executive officer and other executive officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. Salaries are reviewed periodically and adjusted as warranted to reflect sustained individual officer performance. The Committee focuses primarily on total annual compensation, including incentive awards, rather than base salary alone, as the appropriate measure of executive officer performance and contribution. The Company paid a performance bonus to Mr. Tennant in 1996 based on the Company's 1995 pre-tax results (excluding restructuring and other unusual charges) pursuant to the terms of his Employment Agreement. Certain other executive officers of the Company received performance bonuses in 1996 based on the 1995 pre-tax results (excluding restructuring and other unusual charges) of their reporting entity compared to budget. One executive officer of the Company received a bonus in 1995 based on the sales performance of his reporting entity compared to budget.

     In approving grants and awards under the Option Plan, the Committee considers various quantitative and qualitative factors. The number of options previously awarded to and held by executive officers is reviewed but is only one factor in determining the size of current option grants.

     During 1995, the Company's Board of Directors cancelled options to Purchase 460,000 shares of Common Stock held by various members of senior management at exercise prices ranging from $7.50 to $12.00 per share and issued replacement options to purchase the same number of shares of Common Stock at prices ranging from $6.00 to $8.00 per share which exceeded the fair market value, as defined in the 1994 Stock Option Plan, on the date of grant. The options were cancelled and repriced to provide a more realistic and attainable incentive based on the market price of the Common Stock ($4.25) on the date of grant.

Chief Executive Officer Compensation

     Compensation of the Chief Executive Officer for the 1995 fiscal year was determined pursuant to the terms of Mr. Tennant's Employment Agreement.

     In May, 1995, Mr. Tennant's Employment Agreement was amended to provide, among other things, for the grant of bonuses to Mr. Tennant on a qualitative basis at the discretion of the Board of Directors, and the cancellation of options to purchase 350,000 shares of Common Stock held by Mr. Tennant at exercise prices ranging from $7.50 to $12.00 per share and issuance of replacement options to purchase the same number of shares of Common Stock at prices ranging from $6.00 to $8.00 which exceeded the fair market value, as defined in the 1994 Stock Option Plan, on the date of grant . See the "Ten-Year Option Repricing" table. The Company paid a performance bonus to Mr. Tennant in 1996 based on the Company's 1995 pre-tax results (excluding restructuring and other unusual charges) pursuant to the terms of his Employment Agreement.

     The Committee also approved the compensation of the Company's other executive officers for 1995, following the principles and procedures outlined in this report.

                                          Compensation Committee
                                          Charles R. Campbell
                                          Daniel B. Shure
                                          Marshall Ragir

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the 1933 Act or the 1934 Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Graph included in "Company Stock Performance" shall not be incorporated by reference into any such filings.

COMPANY STOCK PERFORMANCE

     The following line graph sets forth a comparison of the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the companies listed on the NASDAQ Market Index and a group of companies selected on a industry index (SIC code 3089 - Plastics Products N.E.C.). The table is for a period of five years and assumes $100 was invested on January 1, 1991. Total return assumes that dividends, if any, were reinvested. The stock performance in the table below is not necessarily indicative of the future price performance.

                    COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                               AMONG SELFIX INC,
                    NASDAQ MARKET INDEX AND SIC CODE INDEX


                                      [GRAPH]

                                         1/1/91     12/28/91   12/26/92   12/25/93   12/31/94   12/30/95
                                         -------    -------    -------    -------    -------    -------
Selfix, Inc...........................   $100.00    $165.38    $100.00    $219.23    $138.46    $173.08
SIC Code Index........................    100.00     162.38     159.37     202.74     199.24     241.52
NASDAQ Market Index...................    100.00     128.38     129.64     155.50     163.26     211.77

CERTAIN TRANSACTIONS

     The Company leases its principal office, manufacturing and distribution facility in Chicago, Illinois from the three separate MJR/NLR Gift Trusts (- Judith Ragir Separate Trust, - Robert Ragir Separate Trust and - Marshall Ragir Separate Trust). Marshall Ragir is a director of the Company and is the brother of Judith Ragir and Robert Ragir. The Company made aggregate payments to the MJR/NLR Gift Trusts under the lease of $491,417 during the fifty-two weeks ended December 30, 1995. Rent payments are subject to adjustment every three years to reflect increases in the Consumer Price Index. The lease expires in July 2010. The Company believes that the rent paid to the MJR/NLR Gift Trusts under the lease represents fair market value and that the other terms and conditions are commercially reasonable.

     The Company's Canadian subsidiary leases its distribution facility in Scarborough, Ontario from the Ragir Children's Building Trust, (the "Building Trust"), the beneficiaries of which are Marshall Ragir, Judith Ragir and Robert Ragir. The Company made lease payments to the Building Trust of approximately $113,409 during the fifty-two weeks ended December 30, 1995. Lease payments are subject to adjustment every five years to reflect increases in the Consumer Price Index. The lease expires in October 1999.

     The Company entered into three exclusive patent licensing agreements with Meyer J. Ragir, two in 1971 and one in 1981, relating to patented manufacturing processes used to produce wood insert molded products and the patented design of certain suction lock and shower organizer products, which in each case was developed by Mr. Ragir. The licensing agreements also cover any improvements which Mr. Ragir developed with respect to such patents. The licensing agreements provide for payment of royalties based upon unit sales of licensed products subject to annual minimum royalties in the aggregate amount of $8,500. Pursuant to the licensing agreements, the Company paid Mr. Ragir's estate, which beneficially owns more than 5% of the Company's Common Stock, approximately $75,385 for the fifty-two weeks ended December 30, 1995.

     Mr. Jeffrey C. Rubenstein, a director of the Company, is a partner with the law firm of Much Shelist Freed Denenberg Amert Bell & Rubenstein P.C. which is the Company's general counsel.

ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders has previously been sent to the Company's stockholders or accompanies this Proxy Statement. The Company's Annual Report on Form 10-K for the fifty-two weeks ended December 30, 1995, as filed with the Securities Exchange Commission, is available without charge to any stockholder upon written request to James E. Winslow, Investor Relations, Selfix, Inc., 4501 West 47th Street, Chicago, Illinois 60632. Copies of exhibits filed with the Form 10-K will be furnished, if requested, upon payment of the Company's reasonable expenses in furnishing those materials.

STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for the Company's 1997 annual meeting of stockholders must be received by the Company not later than January 31, 1997, at the Company's principal executive offices at 4501 West 47th Street, Chicago, Illinois 60632.

OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

                                          For the Board of Directors,

                                          JAMES R. TENNANT

                                          James R. Tennant
                                          Chairman of the Board

Chicago, Illinois
April 5, 1996

                                    PROXY

                                 SELFIX, INC.
                            4501 WEST 47TH STREET
                           CHICAGO, ILLINOIS 60632

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints James R. Tennant and James E. Winslow as Proxies, (jointly and severally), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Selfix, Inc. held of record by the undersigned on March 21, 1996 at the Annual Meeting of Stockholders to be held on May 21, 1996 or any adjournment thereof.

        In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES FOR DIRECTOR.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the related proxy statement.


                       (Continued on the reverse side)
- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                                                                               Please mark
                                                                                                               your vote as / X /
                                                                                                               indicated in
                                                                                                               this example


1. ELECTION OF DIRECTORS                  (Instructions: To withhold authority to vote for any individual nominee, strike a line through a nominee's name in the list below.)
   FOR all nominees      WITHHOLD
  listed to the right    AUTHORITY
 (except as marked to  to vote for all    Charles R. Campbell, William P. Mahoney, Marshall Ragir, Jeffrey C. Rubenstein, Daniel B.
     to contrary)      nominees listed    Shure, James R. Tennant
       /  /                /  /

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                                            Date: _____________________________________, 1996
                                                                            _________________________________________________
                                                                            Signature
                                                                            _________________________________________________
                                                                            Signature (if held jointly)

                                                                            Please sign exactly as name appears hereon. When
                                                                            shares are held by joint tenants, both should sign.
                                                                            When signing as attorney, executor, administrator,
                                                                            trustee, or guardian, please give full title as such. If
                                                                            a corporation, please sign in full corporate name by
                                                                            President or other authorized officer. If a partnership,
                                                                            please sign in partnership name by authorized person.

                                                                                    PLEASE MARK, SIGN, DATE AND RETURN THE
                                                                                   PROXY CARD PROMPTLY USING THE ENCLOSED
                                                                                                ENEVELOPE.

- ------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE
